SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                           ________________________



                                   FORM 8-K



                                CURRENT REPORT


            Pursuant to Section 12(g) and Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 26, 1999



                         TECH ELECTRO INDUSTRIES, INC.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)




           Texas                     0-27210                 75-2408297
----------------------------   --------------------     -------------------
       (State or other         (Commission File No.)   (IRS Employer ID No.)
jurisdiction of incorporation)


2941 Main Street, Suite 300-B, Santa Monica, California             90405
-------------------------------------------------------            --------
    (Address of principal executive office)                       (Zip Code)


Registrant's telephone number, including area code: (310) 396-1782



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Item 5.     Other Events
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            As  previously  reported  on   December  23,  1998,   Tech  Electro
Industries, Inc. ("TEI" of the "Company") entered into an agreement pursuant to which a foreign purchaser had agreed to acquire from TEI approximately 10% of
issued and outstanding equity of US Computer Group.   Following such agreement,
the purchaser advised the Company that it had decided not to conclude this transaction and the transaction was, at the mutual agreement of TEI and the purchaser, terminated.

            On February 25, 1999, US Computer Group agreed to sell to Telstar Holdings, a shareholder of US Computer Group, additional shares of its common stock. The acquisition was consummated on March 12, 1999. As a result of such purchase, TEI is no longer the majority shareholder of the Company and will be obligated to deconsolidate its financial statements.

            On March 15, 1999, Mr. Ian Edmonds, a director of the Company, was appointed Vice President of the Company and concurrently resigned as a member of the Company's Audit Committee of the Board.

            Mr. Sadasuke Gomi, a director of the Company, was then appointed to serve on the Company's Audit Committee.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       TECH ELECTRO INDUSTRIES, INC.



Date:  March 26, 1999                  /s/ Ian Edmonds
                                       ------------------------------
                                       Ian Edmonds
                                       Vice President